UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 25, 2014
HYDE PARK ACQUISITION CORP. II
(Exact name of registrant as specified in its charter)
Delaware	001-35576	27-5156956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 Fifth Avenue, 50th Floor, New York, New York		10110
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 644-3450

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01.  Other Events

As previously disclosed, Hyde Park Acquisition Corp. II (the “Company”) appealed determinations by the staff of The NASDAQ Stock Market (“Nasdaq”) to delist the Company’s common stock from the Nasdaq Capital Market.  On February 25, 2014, Nasdaq advised the Company that the hearing panel (the “Panel”) handling such appeal granted the Company’s request for continued listing, subject to the conditions that: (i) on or before April 20, 2014, the Company informs the Panel that it has given notice of a special meeting to seek approval of the Company’s proposed merger (the “Merger”) with Santa Maria Energy LLC; (ii) on or before May 1, 2014, the Company completes the Merger or voluntarily delists its securities from the Nasdaq Capital Market; and (iii) on or before May 30, 2014, Santa Maria Energy Corporation satisfies the Panel and the Nasdaq listing qualifications staff that it meets all initial listing criteria for listing on Nasdaq, including the minimum required shareholders and round lot shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDE PARK ACQUISITION CORP. II

Date: March 3, 2014	By:	/s/ Laurence S. Levy
Name: Laurence S. Levy
Title: Chief Executive Officer